EXHIBIT 99.1
News
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645
Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019
Press contact: Lauren La Bruno
Senior Director, Public Relations
(201) 571-4495
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
ANNOUNCES MAJOR INVESTMENT AGREEMENTS

TENGELMANN AND YUCAIPA TO INCREASE INVESTMENT POSITIONS
WITH $175 MILLION IN A&P CONVERTIBLE PREFERRED STOCK

GAP ANNOUNCES RESULTS FOR ITS FIRST QUARTER ENDED JUNE 20, 2009
MONTVALE, N.J. — July 23, 2009 — The Great Atlantic & Pacific Tea Company, Inc. (A&P or the Company) (NYSE:GAP) today announced the execution of investment agreements between the Company and affiliates of The Yucaipa Companies, LLC (“Yucaipa”), and partners of Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”) whereby Yucaipa will invest $115 million and Tengelmann will invest $60 million for a total purchase of $175 million of convertible preferred stock pursuant to a private offering.
With these new funds, A&P will be able to strengthen its balance sheet and have significantly increased liquidity available to pursue its business strategy thereby better positioning the Company to compete in the dynamic food retail industry. Under the terms of their agreements, Yucaipa and Tengelmann will purchase 115,000 and 60,000 shares of convertible preferred stock, respectively, each with an initial liquidation preference of $1,000. On a fully diluted basis, Tengelmann will remain the largest single shareholder with an ownership interest of 38.6 percent, with Yucaipa’s ownership interest increasing to 27.6 percent. In connection with the preferred stock investment, A&P’s Board of Directors will be comprised of the nine current directors plus two additional directors nominated by Yucaipa.
This transaction is conditioned upon, among other customary conditions set forth in the investment agreements, the completion of a private placement of the senior secured notes which the Company separately announced today.
According to Christian Haub, Executive Chairman, A&P, and Co-Chief Executive of Tengelmann, “This investment further solidifies Tengelmann’s over 30 year commitment to the Company’s success. Partnering with Yucaipa is an exciting opportunity to collaborate with one of the most successful investors in the supermarket industry, Ron Burkle. We believe this strategic partnership has the potential to unlock significant shareholder value and I look forward to working with Ron to make this a reality.”

Ron Burkle, CEO Yucaipa stated, “I’ve known and respected Christian for over a decade. We have had a great relationship and we appreciate this opportunity to invest with them.”
“This deal reconfirms Tengelmann’s long-standing commitment to this Company and our strategic plans. The addition of Yucaipa as a significant investment partner provides the necessary resources to successfully execute our strategies and navigate through this difficult economy effectively with a focus on building sustainable profitability in the longer-term,” said Eric Claus, President and CEO of A&P.
The preferred stock has an 8 percent annual dividend payable quarterly in cash, or a 9.5 percent annual dividend if paid in additional preferred stock, and is convertible, under certain conditions, at an initial conversion price of $5.00 per share. This represents a premium of approximately 7.5% percent to yesterday’s closing sale price of A&P’s common stock of $4.65. Tengelmann and Yucaipa as holders of the preferred shares, will have the right to vote together with the holders of Common Stock on all matters upon which the holders of Common Stock are entitled to vote, on an as-converted basis, subject to certain New York Stock Exchange stockholder approval requirements.
The Company also released its fiscal 2009 first quarter results for the 16 weeks ended June 20, 2009. Sales for the first quarter were $2.8 billion versus $2.9 billion last year. Comparable store sales decreased 3.3%. For the first quarter, excluding non-operating items, adjusted EBITDA was $80 million versus $96 million last year. Adjusted income from operations was $2.3 million versus $16.2 million in last year’s first quarter. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net cash from operating activities on Schedule 4. Reported loss from continuing operations was $58.3 million compared to income of $2.8 million for last year’s first quarter.
Eric Claus, President and Chief Executive Officer, adds, “This quarter was challenging for our Company as the retail market continues to experience one of the most difficult economic environments in history. Our decline in comparable store sales this quarter was driven by a decline in the rate of our retail inflation, more promotional purchases and customers buying less.
We continue to see year-over-year increase in segment income within our Fresh, Gourmet and Discount businesses. Our Price Impact or Pathmark stores continue to be a challenge with year-over-year decline in segment income, driven by negative comparable store sales and lower gross margins, primarily resulting from higher promotional spending and price investments. Although, in the shorter term, this has negatively impacted our earnings, we believe this strategic pricing investment will well-position us to generate long-term growth overtime and once the overall economy improves.”
“The current challenging economy continues to impact our business. However, we are confident that our business optimization initiatives supported by our strategic investment agreements will benefit the Company and allow us to mitigate some of the difficulties we are experiencing. We are working on improving our results in revenues driven by our promotional and pricing strategies as well as decreased costs through greater efficiencies in labor and distribution while also benefiting from increased private label penetration and lower stock losses during the remainder of fiscal 2009,” stated Christian Haub, Executive Chairman, A&P.

About A&P
Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 435 stores in 8 states and the District of Columbia under the following trade names: A&P, Waldbaum’s, Pathmark, Pathmark Sav-a-Center, Best Cellars, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.
Investors and other interested parties may listen to a pre-recorded message accessed through a link under “Webcast Events” on the “Investors” page of the Company’s Website, www.aptea.com, which will be available through August 20, 2009.
Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. The Company uses the non-GAAP measures “Adjusted income (loss) from operations”, “EBITDA” and “adjusted ongoing operating EBITDA” to evaluate the Company’s liquidity and these are among the primary measures used by management for planning and forecasting of future periods. Adjusted income (loss) from operations is defined as income (loss) from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization, the (loss) gain on the sale of A&P Canada, the gain on the disposition of Metro, Inc., non-operating income, equity in earnings of Metro, Inc., and discontinued operations. Adjusted ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Adjusted ongoing, operating EBITDA is reconciled to Net Cash used in Operating Activities on Schedule 4 of this release.
This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: various operating factors and general economic conditions, competitive practices and pricing in the food industry generally and particularly in the Company’s principal geographic markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the capital markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which may affect the buying patterns of the Company’s customers.

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The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 — GAAP Earnings for the 16 weeks ended June 20, 2009 and June 14, 2008, and 53 weeks ended June 20, 2009
(Unaudited)
(In thousands, except share amounts and store data)

			For the
	For the 16 Weeks Ended		53 Weeks Ended
	June 20,	June 14,	June 20,
	2009	2008 (2)	2009
Sales	$2,790,243	$2,922,665	$9,383,764
Cost of merchandise sold	(1,945,374)	(2,039,079)	(6,519,445)

Gross margin	844,869	883,586	2,864,319
Store operating, general and administrative expense	(846,705)	(881,495)	(2,915,032)

(Loss) income from operations	(1,836)	2,091	(50,713)
Nonoperating (loss) income (1)	(1,875)	48,597	66,392
Interest expense	(54,248)	(46,926)	(164,913)
Interest and dividend income	41	410	222

(Loss) income from continuing operations before income taxes	(57,918)	4,172	(149,012)
Provision for income taxes	(386)	(1,384)	(1,685)

(Loss) income from continuing operations	(58,304)	2,788	(150,697)
Discontinued operations:
Loss from operations of discontinued businesses, net of tax	(6,856)	(4,163)	(61,076)
Income on disposal of discontinued operations, net of tax	—	2,639	2,014

Loss from discontinued operations	(6,856)	(1,524)	(59,062)

Net (loss) income	$(65,160)	$1,264	$(209,759)

Net (loss) income per share — basic:
Continuing operations	$(1.10)	$0.06
Discontinued operations	(0.13)	(0.03)

Net (loss) income per share — basic	$(1.23)	$0.03

Net (loss) per share — diluted:
Continuing operations	$(3.36)	$(0.51)
Discontinued operations	(0.28)	(0.03)

Net loss per share — diluted	$(3.64)	$(0.54)

Weighted average common shares outstanding — basic	52,886,956	49,786,027

Weighted average common shares outstanding — diluted	24,782,040	48,156,654

Gross margin rate	30.28%	30.23%	30.52%
Store operating, general and administrative expense rate	30.35%	30.16%	31.06%

A&P depreciation and amortization	$77,788	$80,027	$258,752

Number of stores operated at end of period	435	446	435

(1)	Non operating income reflects the fair value adjustments related to the conversion features, financing warrants, and Series A and Series B warrants.

(2)	Operating results for the 16 weeks ended June 14, 2008 and 53 weeks ended June 20, 2009 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 — Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

		February 28,
	June 20, 2009	2009 (1)

Cash and short-term investments	$119	$175

Other current assets	722	744

Total current assets	841	919

Property-net	1,675	1,724

Other assets	896	902

Total assets	$3,412	$3,545

Total current liabilities	$715	747

Total non-current liabilities	2,468	2,508

Stockholders’ equity	229	290

Total liabilities and stockholders’ equity	$3,412	$3,545

Other Statistical Data

Total Debt and Capital Leases	$1,058	$1,085
Total Long Term Real Estate Liabilities	333	330
Temporary Investments and Marketable Securities	(25)	(74)

Net Debt	$1,366	$1,341

Total Retail Square Footage (in thousands)	18,331	18,386

Book Value Per Share	$3.95	$5.03

	For the 16	For the 16
	weeks ended	weeks ended
	June 20, 2009	June 14, 2008

Capital Expenditures	$27	$30

(1)	Certain balances as of February 28, 2009 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 — Reconciliation of GAAP (Loss) Income from Operations to Adjusted Income from Operations for the 16 weeks ended June 20, 2009 and June 14, 2008, and 53 weeks ended June 20, 2009
(Unaudited)
(In thousands)

			For the
	For the 16 weeks ended		53 Weeks ended
	June 20,	June 14,	June 20,
	2009	2008	2009
As reported (loss) income from operations	$(1,836)	$2,091	$(50,713)

Adjustments:
Net restructuring costs	—	—	440
Pathmark integration costs	2,397	11,930	24,509
Real estate related activity	(2,233)	750	37,178
Benefit related costs	—	—	481
Pension withdrawal costs	2,445	—	31,356
Visa/Mastercard lawsuit settlement	—	—	(2,230)
LIFO provision	1,238	1,416	7,639
Net loss on marketable securities	261	—	2,421

Total adjustments	4,108	14,096	101,794

Adjusted income from operations	$2,272	$16,187	$51,081

Continuing operations depreciation and amortization	$77,788	$80,027	258,752
Discontinued operations depreciation and amortization	—	—	—

Total A&P depreciation and amortization	$77,788	$80,027	$258,752

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 — Reconciliation of GAAP Net Cash Used in Operating Activities to Adjusted EBITDAR
for the 16 weeks ended June 20, 2009 and June 14, 2008, and 53 weeks ended June 20, 2009
(Unaudited)
(In thousands)

			For the
	16 Weeks Ended		53 Weeks ended
	June 20,	June 14,	June 20,
	2009	2008 (1)	2009
Net cash used in operating activities	$(3,309)	$(5,415)	(340)
Adjustments to calculate EBITDA:
Net interest expense	54,207	46,516	164,691
Non-cash interest expense	(12,877)	(7,863)	(31,665)
Asset disposition initiatives	1,012	1,757	(38,962)
Long lived asset impairment charges	(1,056)	(781)	(14,344)
Occupancy charges for normal store closures	(1,260)	(2,900)	(20,071)
Gain on disposal of owned property	3,256	532	1,638
Loss from operations of discontinued operations	6,856	4,163	61,076
Provision for income taxes	386	1,384	1,685
Pension withdrawal costs	(2,445)	—	(31,356)
LIFO reserve	(1,238)	(1,416)	(7,639)
Stock compensation expense	(2,853)	(4,846)	(3,701)
Working capital changes
Accounts receivable	(19,948)	3,477	5,200
Inventories	(4,063)	17,947	(43,899)
Prepaid expenses and other current assets	5,661	14,423	(10,395)
Accounts payable	(6,307)	(46,823)	34,666
Accrued salaries, wages, benefits and taxes	12,326	23,531	9,972
Other accruals	20,803	(281)	8,447
Other assets	5,131	8,574	22,288
Other non-current liabilities	21,029	30,451	97,562
Other, net	641	(312)	3,186

Total A&P EBITDA	75,952	82,118	208,039

Adjustments:

Net restructuring costs	—	—	440
Pathmark integration	2,397	11,930	24,509
Real estate related activity	(2,233)	750	37,178
Benefit related costs	—	—	481
Pension withdrawal costs	2,445	—	31,356
Visa/Mastercard lawsuit settlement	—	—	(2,230)
LIFO provision	1,238	1,416	7,639
Net loss on marketable securities	261	—	2,421

Total adjustments	4,108	14,096	101,794

Adjusted A&P ongoing operating EBITDA	$80,060	$96,214	$309,833

Rent expense			$173,545

Adjusted A&P ongoing operating EBITDAR			$483,378

(1)	Certain balances for the 16 weeks ended June 14, 2008 and for the 53 weeks ended June 20, 2009 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009.